UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2021

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	XONE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On February 2, 2021, Lloyd A. Semple, a director on the Board of Directors (the “Board”) of The ExOne Company (the “Company”), notified the Company of his intention to retire from the Board, and not stand for re-election, when his current term expires at the Company’s upcoming 2021 annual meeting of stockholders. Mr. Semple’s decision to retire and not stand for re-election was not the result of any disagreements with the Board or the Company on matters related to the Company’s operations, policies or practices.

(e)

On February 2, 2021, the Compensation Committee of the Board adopted the 2021 Executive Stock Performance Program (the “ESPP”). The ESPP is structured under the Company’s 2013 Equity Incentive Plan (the “Plan”) and is part of a comprehensive annual incentive compensation program for the Company’s senior executive officers (the “Executives”).

The ESPP provides an opportunity for performance-based compensation to the Executives based on the performance of the Company’s common stock over a one-year period ending December 31, 2021. The award for each Executive is expressed as a percentage of base salary – up to 60% for the Chief Executive Officer, and up to 37.5% for the other Executives. Achievement of the awards is conditioned on the closing market price of the Company’s common stock as of December 31, 2021 showing more than 5% growth from the closing price of the common stock on December 31, 2020 ($9.49). The amount of the awards will proportionately increase, with the maximum awards being earned if the closing price of the Company’s common stock shows at least 20% growth from December 31, 2020.

All awards under the ESPP will be in the form of restricted stock authorized under the Plan, which will vest equally on an annual basis over a five-year period (subject to continued employment). Such awards will be made following a determination by the Compensation Committee that the performance criterion has been met, which would be expected to occur at its regularly-scheduled meeting in February 2022. The number of restricted shares awarded will be determined by dividing the dollar value of the Executive’s award by the closing market price of the Company’s common stock on such date. The Compensation Committee retains negative discretion over final payment amounts.

The foregoing summary of the ESPP and its related performance awards is not a complete description of all of the terms and conditions of such program and awards, and is qualified in its entirety by reference to the full text of the ESPP, which will be filed by the Company with the SEC as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The ExOne Company
(Registrant)

February 5, 2021	/s/ Loretta L. Benec
(Date)	Loretta L. Benec
Vice President, General Counsel & Corporate Secretary